Exhibit 1.1	Placement Agent Agreement.

HYPERDYNAMICS CORPORATION

PLACEMENT AGENCY AGREEMENT

May 11, 2008

C.K. COOPER & COMPANY, INC.
18300 Von Karman Avenue, Suite 700
Irvine, California  92612

Ladies and Gentlemen:

Hyperdynamics Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to one or more qualified investors (collectively, the “Investors”) (i) up to an aggregate of 2,424,242 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) and (ii) warrants to purchase up to 2,424,242 shares of Common Stock (the “Warrants” and collectively with the Shares, the “Securities”).  The shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to as the “Warrant Shares”.  The Company desires to engage C.K. Cooper & Company, Inc. as its exclusive placement agent (the “Placement Agent”) in connection with the issuance and sale of the Securities.  The Securities are described more fully in the Prospectus that is referred to below.

The Company confirms its agreements with the Placement Agent as follows:

Agreement to Act as Placement Agent.

On the basis of the representations, warranties and agreements of the Company herein contained and subject to all of the terms and conditions of this Agreement, the Company engages the Placement Agent to act as its exclusive placement agent in connection with the issuance and sale of the Securities and the Placement Agent hereby agrees, as an agent of the Company, to use its commercially reasonable efforts to solicit offers to purchase the Securities upon the terms and conditions set forth in the Prospectus (as defined below).  Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date (as defined below), the Company shall not, without the prior consent of the Placement Agent, solicit or accept offers to purchase Common Stock (other than pursuant to the exercise of options or warrants to purchase shares of Common Stock that are outstanding as of the date hereof) otherwise than through the Placement Agent in accordance herewith.

As compensation for the services rendered hereunder, on the Closing Date (as defined below), the Company shall pay to the Placement Agent, by wire transfer of immediately available U.S. funds payable to the order of the Placement Agent, to an account or accounts designated by the Placement Agent, an amount equal to 8% of the aggregate gross proceeds received by the Company from the sale of the Securities (the “Fee”).  The Placement Agent may, in its discretion, retain other brokers or dealers to act as sub-agents on the Placement Agent’s behalf in connection with the offering of the Securities, provided that the Company shall not be obligated to pay any additional amounts to the Placement Agent or any such sub-agent with respect thereto.

This Agreement shall not give rise to a commitment by the Placement Agent or any of its affiliates to underwrite or purchase any of the Securities or otherwise provide any financing, and the Placement Agent shall have no authority to bind the Company in respect of the sale of any Securities.  The Company shall have the sole right to accept offers to purchase the Securities and may reject any such offer in whole or in part.  The Placement Agent shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Securities received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.  The sale of the Securities shall be made pursuant to one or more purchase agreements in substantially the form attached hereto as Exhibit A (the “Purchase Agreements”).

Delivery and Payment. Subject to the terms and conditions hereof, delivery of the Securities shall be made by the Company to the Investors, and payment of the purchase price shall be made by the Investors, in accordance with the Purchase Agreements.

Representations and Warranties of the Company. The Company represents, warrants and covenants to the Placement Agent that:

The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “1933 Act”) for a primary offering.  A Registration Statement on Form S-3 (Registration No. 333-148287) with respect to the Securities, including a base prospectus (the “Base Prospectus”), and such amendments to such registration statement as may have been required to the date of this Agreement, has been carefully prepared by the Company pursuant to and in conformity with the requirements of the 1933 Act, and the rules and regulations thereunder (the “Rules and Regulations”) of the Securities and Exchange Commission (the “SEC”) and has been filed with the SEC under the 1933 Act.  Such registration statement has been declared effective by the SEC.  Copies of such registration statement, including any amendments thereto, each related preliminary prospectus (meeting the requirements of Rule 430, 430A or 430B of the Rules and Regulations) contained therein, and the exhibits, financial statements and schedules thereto have heretofore been delivered by the Company to the Placement Agent.  A final prospectus supplement containing information permitted to be omitted at the time of effectiveness by Rule 430A or 430B of the Rules and Regulations will be filed promptly by the Company with the SEC in accordance with Rule 424(b) of the Rules and Regulations.  The term “Registration Statement” as used herein means the registration statement as amended at the time it became effective by the SEC under the 1933 Act (the “Effective Date”), including financial statements, all exhibits and all documents incorporated by reference therein and, if applicable, the information deemed to be included by Rule 430A or 430B of the Rules and Regulations.  If an abbreviated registration statement is prepared and filed with the SEC in accordance with Rule 462(b) under the 1933 Act (an “Abbreviated Registration Statement”), the term “Registration Statement” as used in this Agreement includes the Abbreviated Registration Statement.  The term “Prospectus” as used herein means, together with the Base Prospectus, (i) the final prospectus supplement as first filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations, or (ii) if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date, including, in each case, the documents incorporated by reference therein.  The term “Preliminary Prospectus” as used herein shall mean a preliminary prospectus as contemplated by Rule 430, 430A or 430B of the Rules and Regulations included at any time in the Registration Statement, including the Base Prospectus and any preliminary prospectus supplement, and including in each case the documents incorporated by reference therein.  The term “Free Writing Prospectus” as used herein shall have the meaning set forth in Rule 405 of the Rules and Regulations.  The term “Issuer Free Writing Prospectus” as used herein shall have the meaning set forth in Rule 433 of the Rules and Regulations.  The term “Disclosure Package” as used herein shall mean the Preliminary Prospectus as most recently amended or supplemented prior to the Initial Time of Sale (as defined below) together with the Issuer Free Writing Prospectuses identified in Schedule I hereto, if any, and any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package.  The Preliminary Prospectus, if any, any Issuer Free Writing Prospectus required to be filed pursuant to Rule 433(d) of the Rules and Regulations and the Prospectus delivered to the Placement Agent for use in connection with the offering of the Securities have been and will be identical to the respective versions thereof transmitted to the SEC for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T. For purposes of this Agreement, the words “amend,” “amendment,” “amended,” “supplement” or “supplemented” with respect to the Registration Statement, the Prospectus, any Free Writing Prospectus or the Disclosure Package shall mean amendments or supplements to the Registration Statement, the Prospectus, any Free Writing Prospectus or the Disclosure Package, as the case may be, as well as documents filed after the date of this Agreement and prior to the completion of the distribution of the Securities and incorporated by reference therein as described above.

Neither the SEC nor any state or other jurisdiction or other regulatory body has issued, and neither is, to the knowledge of the Company, threatening to issue, any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus, Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus or suspending the qualification or registration of the Securities for offering or sale in any jurisdiction nor instituted or, to the knowledge of the Company, threatened to institute proceedings for any such purpose.  The Preliminary Prospectus at its date of issue and as of 10:00 a.m. Eastern Standard Time on the date hereof (the “Initial Time of Sale”), the Registration Statement at each effective date and the Initial Time of Sale, and the Prospectus and any amendments or supplements thereto or to the Registration Statement when they are filed with the SEC or become effective, as the case may be, contain or will contain, as the case may be, all statements that are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the 1933 Act and the Rules and Regulations.  Neither the Registration Statement nor any amendment thereto, as of the applicable effective date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading.  Neither the Preliminary Prospectus, the Prospectus nor any supplement thereto contains, as of the date thereof, or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Disclosure Package nor any supplement thereto, at the Initial Time of Sale, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement, the Disclosure Package or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company relating to the Placement Agent by or on behalf of the Placement Agent expressly for use in the preparation thereof (as provided in Section 12 hereof).  The documents incorporated by reference in the Disclosure Package or the Prospectus at the time they were filed with the SEC, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations adopted by the SEC thereunder (the “1934 Act Rules and Regulations”).  Any future documents incorporated by reference so filed, when they are filed, will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Rules and Regulations; no such incorporated document contained or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, when read together and with the other information in each of the Disclosure Package and the Prospectus, at the time the Registration Statement became effective, at the Initial Time of Sale and at the Closing Date, each such incorporated document did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority (corporate and otherwise) to own its properties and conduct its business as described in the Disclosure Package, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not result in a Material Adverse Effect (as defined below).

Each of the Company’s subsidiaries is set forth on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended June 30, 2007.

The Company has the full corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents (as defined below) and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders.  Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws in effect which affect creditors’ rights generally, or (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance and sale by the Company of the Securities and the issuance of the Warrant Shares upon due exercise of the Warrants in accordance with their terms, do not and will not:  (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents as of the date of execution of this Agreement, or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, breach, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, mortgage, indenture, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate: (a) adversely affect the legality, validity or enforceability of this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder (collectively, the “Transaction Documents”), (b) reasonably be expected to have or result in a material adverse effect on the results of operations, assets, business, management, operations, financial condition or prospects of the Company, or (c) adversely impair the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of foregoing clauses (a), (b) or (c), a “Material Adverse Effect”).

Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or bylaws (or similar organizational documents) or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any agreement, mortgage, indenture, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company or any of its subsidiaries is a party or by which any property or asset of the Company or any of its subsidiaries is bound or affected.

The Company is not required to obtain any consent, approval, waiver, authorization or order of, give any notice to, or make any filing or registration with, or qualification of, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, including the issuance and sale by the Company of the Securities and the issuance of the Warrant Shares upon due exercise of the Warrants in accordance with their terms, other than (i) the filing of a Form 8-K disclosing the transaction contemplated hereby, (ii) the filing with the SEC of a prospectus supplement, (iii) the filing of an application for the listing of additional securities to the American Stock Exchange (the “Principal Market”) for the listing of the Shares and the Warrant Shares for trading thereon in the time and manner required thereby, and (iv) applicable Blue Sky filings (collectively, the “Required Approvals”).  “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the 1933 Act or by the Rules and Regulations which have not been described in, filed as exhibits to, or incorporated by reference in the Registration Statement, as required.  The contracts so described in the Disclosure Package to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or its subsidiaries, constitute valid and binding agreements of the Company or its subsidiaries (as applicable) and are enforceable against the Company or its subsidiaries (as applicable) in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws in effect which affect creditors’ rights generally, or (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and, to the Company’s knowledge, such contracts are enforceable in accordance with their respective terms by the Company against the other parties thereto, except as such enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws in effect which affect creditors’ rights generally, or (y) laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and such contracts are in full force and effect on the date hereof.  Neither the Company nor any of its subsidiaries, nor, to the best of the Company’s knowledge, any other party thereto, is in breach of or default under any of such contracts, except for such breaches or defaults that will not result in a Material Adverse Effect.

As of May 11, 2008, the authorized capital stock of the Company consists of 250,000,000 shares of Common Stock, par value $0.001 per share, of which 56,807,771 shares are issued and outstanding and approximately 18,500,000 shares are reserved for issuance upon conversion of preferred stock, 11,600,000 shares are reserved for exercise of stock options or warrants, or the vesting of restricted stock awards, outstanding under the Company’s stock option plans or otherwise, and 11,275,203 reserved for the potential conversion of debt if and only if there is a future default. As of May 11, 2008 this leaves 151,817,026 as available for issuance.  All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the descriptions thereof incorporated by reference in the Disclosure Package.  All of the issued shares of capital stock of each subsidiary of the Company (i) have been duly and validly authorized and issued, are fully paid and non-assessable and (ii) except as disclosed in the Disclosure Package, are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.  Except as disclosed in this Section 3(h) and except for the transactions contemplated by this Agreement, neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations.  The description of the Company’s stock option and stock purchase plans and the options or other rights granted and exercised thereunder set forth in the Disclosure Package accurately and fairly presents in all material respects the information required by the 1933 Act and the Rules and Regulations to be shown with respect to such plans, options and rights.

Except as disclosed in the Disclosure Package, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened to which the Company or any of its subsidiaries is or may be a party or of which property owned or leased by the Company or any of its subsidiaries is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings, would reasonably be expected, individually or in the aggregate, to prevent or adversely affect the transactions contemplated by the Transaction Documents or have a Material Adverse Effect.  No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body, that would reasonably be expected to have a Material Adverse Effect.

The Company owns, or possesses sufficient rights in, and/or has been granted valid and enforceable licenses for, all registered patents, patent applications, trademarks, trademark applications, tradenames, servicemarks and copyrights necessary to the conduct of its business as such business is described in the Disclosure Package (collectively, the “Registered Intellectual Property”).  There has been no infringement or misappropriation by third parties of any of the Registered Intellectual Property, or any material inventions, manufacturing processes, formulae, trade secrets, know-how, unregistered trademarks, and other intangible property and assets necessary to the conduct of its business as such business is described in the Disclosure Package (collectively, the “Other Intellectual Property,” and together with the Registered Intellectual Property, the “Intellectual Property”), nor is there any pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights of title or other interest in or to any Intellectual Property.  There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity and scope of any Intellectual Property.  There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its products or processes or the Intellectual Property infringe or otherwise violate any patent, trademark, servicemark, copyright, trade secret or other proprietary right of others.  There is no pending or, to the best knowledge of the Company, threatened action, suit proceeding or claim by any current or former employee, consultant or agent of the Company seeking either ownership rights to any invention or other intellectual property right or compensation from the Company for any invention or other intellectual property right made by such employee, consultant or agent in the course of his/her employment with the Company or otherwise.  The Disclosure Package fairly and accurately describes in all material respects the Company’s rights with respect to the Intellectual Property.

The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all tangible properties and assets described in the Disclosure Package as owned by it, in each case free and clear of all liens, charges, claims, encumbrances or restrictions, except such as (i) are described in the Disclosure Package or (ii) do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries.  Any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.  The Company and its subsidiaries own or lease all such properties as are necessary to its operations as now conducted or as proposed to be conducted, except where the failure to so own or lease would not have a Material Adverse Effect.

The Company and its subsidiaries possess all licenses, certificates, authorizations or permits issued by the appropriate governmental or regulatory agencies or authorities that are necessary to enable them to own, lease and operate their respective properties and to carry on their respective businesses as presently conducted, except where the failure to possess such licenses, certificates, authorization or permits would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Each of the Company and its subsidiaries maintains insurance of the types and in the amounts which it deems adequate for its business, including, but not limited to, third-party liability and all-risk insurance, and insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

The Company (i) is in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Disclosure Package. The Company has not been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements incorporated by reference in the Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that is in each case material to the Company and its subsidiaries taken as a whole, otherwise than as set forth in the Disclosure Package.  Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any Material Adverse Effect, and (ii) the Company or its subsidiaries have not entered into any material transaction or incurred any material obligation outside of the ordinary course of business, otherwise than as set forth, or incorporated by reference, in the Disclosure Package.

The Shares have been duly and validly authorized by the Company and, when issued, delivered and paid for in accordance with the terms of this Agreement and the Purchase Agreements, will have been duly and validly issued and will be fully paid and nonassessable and will not be subject to any statutory or contractual preemptive rights or other rights to subscribe for or purchase or acquire any shares of Common Stock of the Company, which have not been waived or complied with and will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. The Warrants conform, or when issued will conform, to the description thereof contained in the Disclosure Package and the Prospectus and have been duly and validly authorized by the Company and upon delivery to the Investors at the Closing Date will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity. The Warrant Shares initially issuable upon exercise of the Warrants conform, or when issued will conform, to the description thereof contained in the Disclosure Package and the Prospectus and have been duly authorized and reserved for issuance and when issued in accordance with the terms thereof will be validly issued, fully paid and nonassessable.

The issuance by the Company of the Securities has been registered under the 1933 Act and all of the Securities are freely transferable and tradable by the Investors without restriction.  No other document with respect to the Registration Statement or document incorporated by reference in the Registration Statement or Preliminary Prospectus has heretofore been filed with the SEC.  The “Plan of Distribution” section in the Preliminary Prospectus permits the issuance and sale of the Securities hereunder.  The description of the Company’s capital stock set forth in the Disclosure Package, insofar as it purports to constitute a summary of the terms of the Common Stock, is accurate, complete and fair.  Upon payment for, and receipt of, the Securities, the Investors will have good and marketable title to the Securities free and clear of any liens or encumbrances except those incurred by the Investors.

Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Principal Market, nor will the Company take any action or steps that would cause the offering of the Securities to be integrated with other offerings.  Except as disclosed in the SEC Reports (as defined below), the Company has not, in the 12 months preceding the date hereof, received notice from the Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.  The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market and no stockholder approval is required for the Company to fulfill its obligations under the Transaction Documents.  The Common Stock has been registered pursuant to Section 12(b) of the 1934 Act and is currently listed on the Principal Market.

The Company has filed all reports required to be filed by it under the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the three (3) years preceding the filing date of the Registration Statement and for the three (3) year period preceding the date hereof (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Company is in material compliance with the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder by all government and regulatory authorities and agencies.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.  The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act).  Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established.

The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, as certified by the Company’s independent registered public accounting firm (with respect to the Company’s audited financial statements), during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  Malone & Bailey, PC, who has audited certain financial statements of the Company, are independent public accountants as required by the 1933 Act and the Rules and Regulations and have been appointed by the Company’s audit committee and such audit committee is comprised entirely of independent directors of the Board of Directors of the Company.

Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports: (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option and purchase plans.  “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.  “Rule 144” means Rule 144 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

The Company and its subsidiaries have timely filed all federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefore) that have been required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the Registration Statements, the Disclosure Package and the Prospectus. The Company does not have any tax deficiency that has been or, to the knowledge of the Company, might be asserted or threatened against it that would result in a Material Adverse Effect.

The Company is not engaged in any unfair labor practice; except for matters that would not, individually or in the aggregate, result in a Material Adverse Effect (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge after due inquiry, threatened against the Company before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge after due inquiry, threatened against the Company and (C) no union representation dispute currently existing concerning the employees of the Company, and (ii) to the Company’s knowledge (A) no union organizing activities are currently taking place concerning the employees of the Company and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws concerning the employees of the Company.

The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

Neither the Company nor, to the knowledge of the Company, any other Person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or any of its subsidiaries, has, directly or indirectly, while acting on behalf of the Company or any of its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses, or received or retained any funds, relating to political activity; (ii) made any unlawful payment from corporate funds to, or received or retained any unlawful funds from, foreign or domestic government officials or employees or to or from foreign or domestic political parties or campaigns; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment or received or retained any other unlawful funds.

As the time of filing of the Registration Statement, the Company was not, and the Company on the date of this Agreement is not, an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

Without the prior consent of the Placement Agent, the Company has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act.

The Company will comply with the requirements of Rules 164 and 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus, including timely filing with the SEC or retention where required and legending.

Neither the Company, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, or any criminal statute during the term of such director or officer’s tenure with the Company, nor, to the knowledge of the Company, prior to such tenure that is of a nature that would be required to be disclosed in the Company’s SEC Reports pursuant to Item 103 of Regulation S-K with regard to the Company or Item 401 of Regulation S-K with regard to the Company’s officer’s or directors.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1934 Act or the 1933 Act.

There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the 1933 Act) and any unconsolidated entity, including, but not limited to, any structured finance, special  purpose or limited purpose entity that could reasonably be expected to materially affect the Company's liquidity or the availability of or requirements for its capital resources required to be described in the Registration Statement that have not been described as required.

Other than as contemplated by this Agreement, neither the Company  nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Placement Agent for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities (other than for the placement agent’s placement of the Securities), or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

The Company represents that the Company (i) has a non-affiliate, public common equity float of at least $150 million or a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares and (ii) has been subject to the 1934 Act reporting requirements for a period of at least 36 months.

To the Company’s knowledge, there are no affiliations or associations between (i) any member of the Financial Industry Regulatory Authority (“FINRA”) and (ii) the Company or any of the Company’s officers, directors or 5% or greater securityholders or any beneficial owner of the Company’s unregistered equity securities that were acquired from the Company at any time on or after the 180th day immediately preceding the date either of the Registration Statements was initially filed with the SEC, except as set forth in the Registration Statements, the Disclosure Package and the Prospectus.

Agreements of the Company. The Company covenants and agrees with the Placement Agent as follows:

The Company will not, during such period as the Prospectus is required by law to be delivered in connection with sales of the Securities, file any amendment or supplement to the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus, unless a copy thereof shall first have been submitted to the Placement Agent within a reasonable period of time prior to the filing thereof (to the extent practicable) and the Placement Agent shall not have objected thereto in good faith.

Until the earlier of the completion of the offering contemplated by this Agreement or the termination of this Agreement, the Company will notify the Placement Agent promptly, and will confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the second sentence of Section 4(e) that in the judgment of the Company makes any statement made in the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances in which they are made, not misleading, and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the SEC relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus or any Issuer Free Writing Prospectus.  Upon the Placement Agent’s request, prepare and furnish as many copies as the Placement Agent may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct any misstatements or omissions.  If at any time the SEC shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.  If the Company has omitted any information from the Registration Statement pursuant to Rule 430A of the Rules and Regulations, the Company will comply with the provisions of and make all requisite filings with the SEC pursuant to said Rule 430A and notify the Placement Agent promptly of all such filings.  If the Company elects to rely upon Rule 462(b) under the 1933 Act, the Company shall file a registration statement under Rule 462(b) with the SEC in compliance with Rule 462(b) by 10:00 P.M., Eastern Standard Time, on the date of this Agreement, and the Company shall at the time of filing either pay to the SEC the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Rules and Regulations.

If requested by the Placement Agent, the Company will furnish to the Placement Agent, without charge, a copy of one signed copy of each of the Registration Statement and any pre-or post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto.

The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

From time to time, the Company will deliver to the Placement Agent, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Placement Agent may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Placement Agent, both in connection with the offering or sale of the Securities and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur that in the judgment of the Company or counsel to the Placement Agent should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the SEC an appropriate supplement or amendment thereto, and will deliver to the Placement Agent, without charge, such number of copies of such supplement or amendment to the Prospectus as the Placement Agent may reasonably request.

Prior to any public offering of the Securities, the Company will cooperate with the Placement Agent and counsel to the Placement Agent in connection with the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Placement Agent may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not now so subject.

During the period of two years commencing on the date hereof, if requested by the Placement Agent, the Company will furnish to the Placement Agent copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Placement Agent a copy of each annual or other report it shall be required to file with the SEC, the Principal Market or FINRA.

If required by the Rules and Regulations, as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), the Company will make generally available to holders of its securities and deliver to the Placement Agent, an earnings statement of the Company (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations..

Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or reimburse if paid by the Placement Agent all costs and expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to any of the foregoing, (ii) the preparation and delivery of certificates representing the Securities, (iii) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested by the Placement Agent for use in connection with the offering and sale of the Securities, (iv) the listing of the Shares and the Warrant Shares on the Principal Market, (v) any filings required to be made by the Placement Agent or the Company with FINRA, and the reasonable fees and disbursements of counsel for the Placement Agent in connection therewith, (vi) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of applicable jurisdictions, including the fees, disbursements and other charges of counsel to the Placement Agent in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (vii) fees, disbursements and other charges of counsel to the Company and its independent registered public accounting firm, (viii) the transfer agent for the Shares, and (ix) any travel expenses of the Company’s officers, directors and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective Investors.  In addition, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall reimburse the Placement Agent for up to $50,000 of its reasonable expenses (including fees and disbursements of counsel) incurred in connection with the transactions contemplated by the Transaction Documents.

The Company shall reserve and keep available at all times a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Warrant Shares.

The Company will not at any time, directly or indirectly, take any action designed or that might reasonably be expected to cause or result in, or that will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Securities.

The Company will apply the net proceeds from the offering and sale of the Securities to be sold by the Company in the manner set forth in the Preliminary Prospectus under “Use of Proceeds” and in a manner such that the Company will not become an “investment company” as such term is defined in the Investment Company Act.

Further Agreements.

The Company shall, on or before 8:30 a.m., New York City Time, on the business day following the date hereof, issue a press release disclosing all material terms of the transactions contemplated hereby in compliance with applicable SEC rules.  On or before 8:30 a.m., New York City Time, on the first business day following the execution and delivery of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act, and attaching the form of this Agreement as an exhibit to such filing (including all attachments, the “8-K Filing”).  The Company shall not, and shall cause each of its officers, directors, employees and agents, not to, provide the Placement Agent with any material, nonpublic information regarding the Company from and after the filing of the press release referred to in the first sentence of this Section without the express written consent of the Placement Agent.  Subject to the foregoing, neither the Company nor the Placement Agent shall issue any press releases or any other public statements with respect to the transactions contemplated hereby nor shall the Company disclose the name of the Placement Agent in any filing, announcement, release or otherwise without the Placement Agent’s consent; provided, however, that the Company shall be entitled, without the prior approval of the Placement Agent, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations, including the applicable rules and regulations of the Principal Market.  The Company acknowledges that the Placement Agent may place advertisements in mailings and financial and other newspapers and journals at the Placement Agent’s expense describing its services to the Company for any publicly announced or completed transaction and use the Company’s logo.

Beginning on the date hereof and continuing for a period of 90 days after the date of the Prospectus (the “Lock-Up Period”), the Company will not (1) offer to sell, hypothecate, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any shares of Common Stock, any securities convertible into or exercisable or exchangeable for Common Stock; (2) file or cause to become effective a registration statement under the Securities Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock except for a registration statement on Form S-8 relating to employee benefit plans or (3) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Placement Agent (which consent may be withheld in its sole discretion), other than: (i) the Securities, (ii) the issuance of employee stock options or restricted stock awards pursuant to equity incentive plans described in the Registration Statements (excluding the exhibits thereto), the Disclosure Package and the Prospectus, (iii) issuances of Common Stock upon the exercise of options or warrants (either upon current terms thereof or upon subsequently amended terms but excluding a general repricing) disclosed as outstanding in the Registration Statements (excluding the exhibits thereto), the Disclosure Package and the Prospectus or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement; or (iv) agrees that all such shares remain subject to restrictions substantially similar to those contained in this Section 5(b). Notwithstanding the foregoing, for the purpose of allowing the Placement Agent to comply with FINRA Rule 2711(f)(4), if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or publicly announces other material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless the Placement Agent waives, in writing, such extension. Without the prior written consent of the Placement Agent, the Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

Conditions of the Issuance and Sale of the Securities and the Obligations of the Placement Agent. The issuance and sale of the Securities pursuant to the Purchase Agreements and the obligations of the Placement Agent hereunder are subject to the following conditions:

All filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made.  If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) shall have become effective by 10:00 p.m., Eastern Standard Time, on the date of this Agreement.

(i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the SEC, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Securities under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the SEC or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the SEC or any such authorities shall have been complied with to the satisfaction of the staff of the SEC or such authorities, (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Placement Agent and the Placement Agent does not object thereto in good faith, and (v) the Placement Agent shall have received certificates, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii) of this paragraph.

Each of the representations and warranties of the Company contained herein shall be true and correct in all respects (in the case of any representation or warranty containing a materiality or Material Adverse Effect qualification) or in all material respects (in the case of any representation or warranty not containing a materiality or Material Adverse Effect qualification) at the Closing Date and all covenants and agreements contained herein to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the closing date for the transactions contemplated by the Transaction Documents (the “Closing Date”) shall have been duly performed, fulfilled or complied with.

The Placement Agent shall have received an opinion, dated the Closing Date, satisfactory in form and substance to the Placement Agent and counsel for the Placement Agent, from Joel Seidner, counsel to the Company, in the form attached hereto as Exhibit B.

The Placement Agent shall have received on the date of the Initial Time of Sale, a letter dated the date hereof, (the “Original Letter”), addressed to the Placement Agent and in form and substance reasonably satisfactory to the Placement Agent and its counsel, from Malone & Bailey, PC, which letter shall cover, without limitation, the various financial disclosures, if any, contained in the Disclosure Package and shall contain statements and information of the type customarily included in accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 and Statement of Auditing Standard No. 100 (or successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained in or incorporated by reference into the Registration Statements, the Disclosure Package and the Prospectus.

At the Closing Date, the Placement Agent shall have received from Malone & Bailey, PC a letter (the “Bring-Down Letter”), dated the Closing Date, addressed to the Placement Agent, which shall confirm, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the Bring-Down Letter) that on the basis of a review in accordance with the procedures set forth in the Original Letter, nothing has come to their attention during the period from the date of the Original Letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date which would require any change in the Original Letter if it were required to be dated and delivered at the Closing Date.

At the Closing Date, there shall be furnished to the Placement Agent a certificate, dated the date of its delivery, executed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Placement Agent, to the effect that:

they have reviewed the Registration Statements, the Disclosure Package, any Permitted Free Writing Prospectus and the Prospectus, and any amendments thereof or supplements thereto (and any documents filed under the Exchange Act and deemed to be incorporated by reference into the Disclosure Package and the Prospectus), and (A) (i) each part of the Registration Statements and any amendments thereof do not and did not contain when the Registration Statements (or such amendments) became effective, any untrue statement of a material fact or omit to state, and did not omit to state when the Registration Statements (or such amendments) became effective, any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) as of the Initial Time of Sale, neither the Disclosure Package nor any individual Issuer Free Writing Prospectus, when considered together with the Disclosure Package, contained any untrue statement of material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) the Prospectus, as amended or supplemented, does not contain, as of the Closing Date, and did not contain, as of its issue date, any untrue statement of material fact or omit to state and did not omit to state as of such date, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Initial Time of Sale, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statements, the Disclosure Package or the Prospectus which has not been so set forth and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference in to the Disclosure Package and into the Prospectus that has not been so filed;

no stop order suspending the effectiveness of the Registration Statements or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued, and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall be pending or to their knowledge, threatened by the SEC or any state or regulatory body;

Each of the representations and warranties of the Company contained in this Agreement was, when originally made, and is, at the time such certificate is delivered, true and correct in all material respects; and

Each of the covenants required to be performed by the Company herein on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be satisfied or fulfilled on or prior to the date of such certificate has been duly, timely and fully satisfied or fulfilled.

On the Closing Date, the Company shall have furnished to the Placement Agent a Secretary’s Certificate of the Company certifying the Company’s Certificate of Incorporation, bylaw and resolutions of the Company’s Board of Directors approving the transaction contemplated by this Agreement.

The Securities shall be qualified for sale in such jurisdictions as the Placement Agent may reasonably request and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

Prior to the Closing Date, the Shares and Warrant Shares shall have been approved for listing on the Principal Market.

The Company shall have entered into the Purchase Agreements with each of the Investors, and such agreements shall be in full force and effect on the Closing Date.

On or after the date hereof there shall not have occurred any of the following:  (i) additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on any national securities exchange or in the over-the-counter market, or trading in securities generally shall have been suspended on any national securities exchange or in the over the counter market, or a general banking moratorium shall have been established by federal or New York authorities, (ii) a suspension or material limitation in trading in securities generally on the Principal Market, (iii) a suspension or material limitation in trading in the Company’s securities on the Principal Market, (iv) an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the sole judgment of the Placement Agent, to affect materially and adversely the marketability of the Securities or (v) there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, which, in the sole judgment of the Placement Agent, has materially and adversely affected the Company’s business or earnings and makes it impracticable or inadvisable to consummate the transactions contemplated by the Transaction Documents.

Indemnification.

The Company will indemnify and hold harmless the Placement Agent, the directors, officers, employees and agents of the Placement Agent and each person, if any, who controls any Placement Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages (i) arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, “any issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act or any “road show” (as defined in Rule 433 under the 1933 Act) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or the omission or alleged omission to state, in the case of the Registration Statement, a material fact required to be stated in it or necessary to make the statements in it not misleading, and in the case of the Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act or a Non-Prospectus Road Show, a material fact required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made, or (ii) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law in connection with the transactions contemplated hereby; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Securities to any Investor and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for inclusion in any preliminary prospectus, the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.  The Company acknowledges that the statements set forth in the paragraphs under the heading “Plan of Distribution” in the Prospectus constitute the only information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for inclusion in any preliminary prospectus, the Registration Statement or the Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

The Placement Agent will indemnify and hold harmless the Company, each director of the Company, each officer of the Company who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, “any issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act or any Non-Prospectus Road Show or the omission or alleged omission to state, in the case of the Registration Statement, a material fact required to be stated in it or necessary to make the statements in it not misleading, and in the case of the Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act or a Non-Prospectus Road Show, a material fact required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made, in each case to the extent, but only to the extent, that such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Placement Agent furnished in writing to the Company by such Placement Agent expressly for use in any preliminary prospectus, the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.  The Company acknowledges that the statements set forth in the  paragraphs under the heading “Plan of Distribution” in the Prospectus constitute the only information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for use in any preliminary prospectus, the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.  This indemnity will be in addition to any liability that the Placement Agent might otherwise have. Notwithstanding the foregoing, in no case shall the Placement Agent’s total liability under this Section 7(b) exceed the amount of the Fee received by the Placement Agent pursuant to this Agreement.

Any party that proposes to assert the right to be indemnified under this Section 7 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party in writing of the commencement of such action, enclosing with such notice a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7.  If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation incurred by the indemnified party in connection with the defense.  The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties.  All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action or claim in respect of which any indemnified party is or could have been a party and indemnity or contribution could have been sought hereunder by such indemnified party unless such settlement, compromise or judgment (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).

If the indemnification provided for in this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a), (b) and (c) of this Section 7 in respect of any losses, claims, liabilities, expenses and damages referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Placement Agent, such as persons who control the Company within the meaning of the 1933 Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) by such indemnified party as a result of such losses, claims, liabilities, expenses and damages (or actions in respect thereof) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand. The relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses other than the Fee) received by the Company bear to the total Fee received by the Placement Agent pursuant to this Agreement.  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Placement Agent, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agent, the relative intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss claim, liability, expense or damage (or action in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7(d), in no case shall the Placement Agent be required to contribute any amount in excess of the Fee received by the Placement Agent pursuant to this Agreement.  No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the 1933 Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d).  No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Placement Agent, (ii) acceptance by the Investors of any of the Securities and payment therefor, or (iii) any termination of this Agreement.

Notices.  Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, One Sugar Creek Center Blvd, Suite 125 Sugar Land, Texas 77478 Attention: Chief Executive Officer, with a copy to Joel Seidner, 880 Tully Road, Suite 50, Houston, Texas 77079, or (b) if to the Placement Agent, at the offices of the Placement Agent, 18300 Von Karman, Suite 700, Irvine, California  92612, Attention: Managing Director, with a copy to Michael A. Hedge, Esq., Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California  92660. Any such notice shall be effective only upon receipt.  Any notice under Section 8 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

No Fiduciary Relationship.  Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Placement Agent, the Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement and the Purchase Agreements (including the determination of the terms of the offering of the Securities) is an arm’s-length commercial transaction between the Company and the several Investors, (ii) the Placement Agent has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Placement Agent has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iii) the Placement Agent and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and have no obligation to disclose or account to the Company for any of such differing interests, and (iv) the Company has consulted its own legal, tax, accounting and financial advisors to the extent it deemed appropriate. The Company hereby agrees that it will not claim that the Placement Agent has rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

Miscellaneous.

This Agreement has been and is made solely for the benefit of the Placement Agent, the Company, and the controlling persons, directors and officers referred to in Section 7, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Placement Agent with respect to the subject matter hereof.  This Agreement may be amended upon the mutual written agreement of the Company and the Placement Agent.

The obligations of the Placement Agent hereunder may be terminated by the Placement Agent, in its sole discretion, by notice given to the Company prior to the payment and delivery of the Securities if, prior to such time, (i) any of the events described in Sections 6(b)(i), 6(b)(ii), or 6(m) have occurred and/or (ii) the Securities shall have not been qualified for sale in such jurisdictions as the Placement Agent may reasonably request (subject to Section 4(f) hereof) and each such qualification shall not be in effect and subject to any stop order or other proceeding on the Closing Date.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Each of the Company and the Placement Agent hereby waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Placement Agent.

Very truly yours,

HYPERDYNAMICS CORPORATION

		By:	/s/ Kent Watts
Name: Kent Watts
Title: President
Confirmed as of the date first above mentioned:

C.K. COOPER & COMPANY, INC.

By:	/s/ Alexander G. Montano
Name: Alexander G. Montano
Title: Managing Director